CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONSULTING AGREEMENT

This Consulting Agreement is made effective as of April 11, 2022  by and between Change Healthcare Canada Company (the “Company”) and Roderick O’Reilly (the “Consultant”) (collectively the “Parties” and individually a “Party”).

BACKGROUND:

A.

The Company carries on the business of designing, developing and marketing products for the acquisition, management, and electronic storage of digital images for diagnostic medical applications (the “Business”).

B.

The Consultant was previously employed, pursuant to a contract of employment dated December 22, 2020 by the Company as EVP and President, Software and Analytics (the “Employment Agreement”) and, as a consequence, has significant experience and expertise in aspects of the Business.

C.	The Company desires to retain Consultant as an independent contractor to perform such services, on the terms set forth more fully below.
D.	The Consultant has agreed to provide services, on an independent contractor basis, on the terms and conditions set out in this Consulting Agreement.
E.

The Parties agree that nothing in the Agreement is intended to, or does, expand the scope of the Consultant’s post-employment obligations to the Company as set out in the Employment Agreement save and except extending the temporal scope of those obligations as setout herein.

In consideration of the GOOD AND VALUABLE CONSIDERATION of the mutual promises contained herein, the Parties agree as follows:

1.

SERVICE REQUIREMENTS

a.Term: Subject to Section 8, the Company agrees to engage the Consultant to provide the “Services” (as defined in Section 4 (a) below) beginning on April 11, 2022 and ending April 11, 2023 (“End Date”).

2.

INDEPENDENT CONTRACTOR

a. Independent Contractor Status: Notwithstanding any previous relationship between the Consultant and the Company,

i.

The Consultant acknowledges that it/he is acting as an independent contractor and is not considered or deemed to be an agent, employee, joint-venturer or partner of the Company. Nothing in this Agreement shall in any way be interpreted or construed as creating or establishing the relationship of employer and employee between the Company and the Consultant.

ii.	The Consultant shall not have any status as an employee or any right to the compensation, benefits or perquisites that the Company provides to its employees.

b.	No Authority to Bind Company

i.

Except as authorized by the Company in writing, the Consultant has no authority to contract for or bind the Company or incur any liability on behalf of the Company in any manner and shall not represent himself as an agent, partner, owner or employee of the Company.

3.

REMUNERATION/TAXES, REGISTRATIONS AND RECORDS

a. Base Remuneration: As remuneration for the Services provided by the Consultant during the Term, the Consultant will be compensated a flat fee of $2,716.00 CAD per week, payable in arrears upon  receipt of written invoices submitted by the Consultant as contemplated by Subsection 3(g). For greater certainty, such fee shall be in full compensation for all Services provided regardless of the number of hours or days of time spent to provide such Services, nor shall the Consultant be entitled to additional compensation when hours providing Services exceed eight (8) hours per week.

b. [**]

c. Equity Awards: Any outstanding stock option and other grants, under the Change Healthcare Inc. 2019 Omnibus Incentive Plan and the Amended and Restated HCIT Holdings, Inc. 2009 Equity Incentive Plan (the “Stock Plans”) (such grants, the “Equity Awards”) will be treated      in accordance with the terms and conditions of the Stock Plans, Consultant’s award agreements thereunder and/or any related documents (the “Equity Documents”), including with respect to treatment of Equity Awards in connection with any dividend on the common stock of Change Healthcare, Inc. (“Change Healthcare”).

Notwithstanding the foregoing, (i) Consultant’s continued service to the Company and its affiliates during the Term (or if earlier, until termination of the Consulting Agreement pursuant to its terms) shall be deemed continued “employment” for  all purposes under the Stock Plans and (ii) upon termination     of the Consulting Agreement pursuant to Section 8(a) or 8(c) (either, a “Qualifying Termination”) prior to the Closing (as defined below), Consultant’s Equity Awards shall remain outstanding and eligible to vest pursuant to the terms of the Equity Documents through the End Date (and, for the avoidance of doubt, any such Equity Awards that do not vest on or prior to the End Date shall be forfeited for no consideration as of the End Date);  (iii) without limiting the foregoing and for the avoidance of doubt, if, prior to the Closing, either (x) Consultant provides services under this Consulting Agreement through March 31, 2023 or (y) a Qualifying Termination occurs, in either case, with respect to performance stock units (“PSUs”) granted in October 2020 in respect of the performance period ending March 31, 2023, such PSUs shall remain outstanding and eligible to become Earned PSUs on the Determination Date (as such terms are defined in the Equity Documents), and any such Earned PSUs will vest and be settled within 30 days following the Determination Date, in accordance with the Equity Documents; and (iv) upon (x) termination of the Consulting Agreement pursuant to Section 8(e) or, if earlier, (y) a Qualifying Termination, in either case, that occurs on or following the closing of the transactions contemplated by that certain Agreement and Plan of Merger by and among Change Healthcare, UnitedHealth Group Incorporated and Cambridge Merger Sub Inc., dated as of January 5, 2021 (the “Closing”),  Consultant will be deemed to have undergone a termination of employment without “Cause” (as defined in the Stock Plans) for purposes of the Equity Awards.

For additional information about any such awards, you may contact [___].

Exercise of Stock Options:  In accordance with the Equity Awards, following the end of this Consulting Agreement, Consultant will have 12 months from the last day of the Consulting Agreement period to exercise Consultant’s vested stock options, provided that the termination of the Consulting Agreement is by mutual consent, without cause, or upon completion in accordance with Section 8(a), 8(c), or 8(e) of the Consulting Agreement.

d. Remittance of Taxes: The Consultant is solely responsible for submitting payments to the appropriate government offices and to satisfy all other government obligations owing by the Consultant in respect of any remuneration received for the services and in respect of the principal or any employee(s) employed by Consultant. In particular, the Company will not: (1) withhold any government mandated withholding from Consultant’s payments; (2) make government unemployment insurance contributions on Consultant’s behalf; (3) withhold government income tax from payment to Consultant; or (4) obtain workers’ compensation insurance on behalf of Consultant.

e. Workers’ Compensation:  For the duration of the Consulting Agreement, Company will register Consultant on Company’s WorkSafe BC Workers’ Compensation coverage, in his capacity as a contractor. Consultant agrees and understands his responsibility to immediately inform Company, if he believes he has experienced an injury related to the work he performs under this Consulting Agreement, which will allow Company to report the incident to WorkSafe BC.

f. Insurance: For the Term of this Agreement, Consultant agrees to maintain for himself policies of insurance in customary and reasonable amounts within the industry to cover: (a) claims for damages for bodily injury, sickness, disease or death which arise out of any negligent act or omission of Consultant; and (b) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, which arise out of any negligent act or omission of Consultant.

g. Invoices:  The Consultant agrees to provide itemized invoices for Services rendered during each month by the fifteenth day of the following month, which will include a description of hours worked and the nature of the services provided.

h. Maintenance of Records: The Consultant shall maintain records, as required, and specified by the Company. All such records, including invoices, shall remain the property of the Company.

4.

SERVICES AND RESPONSIBILITIES

a. Duties and Responsibilities: The Consultant shall act as a Senior Advisor to the Chief Executive Officer. The Consultant represents and warrants that the Consultant shall provide advisory services in a manner consistent with his significant experience and expertise, and in accordance with the requirements and standards reasonably required by the Company, and  specifically:

i.	Provide guidance and assistance on any deals or transactions as requested by the President and Chief Executive Officer;

ii.	Assist with new business development with existing or prospective customers;

iii.	Transition industry consultant relationships (e.g., KLAS) and those at other similar organizations, as deemed necessary by the President and Chief Executive Officer;
iv.	Provide support to the President and Chief Executive Officer in developing business relationships across the industry; and

v.	Any other tasks, as reasonably requested by the President and Chief Executive Officer (collectively, the “Services”).

Consultant is expected to provide Services to complete the tasks assigned to him by the Company, to the extent mutually agreed to between the Company and the Consultant. For the avoidance of any doubt, the term Company in this Section shall include the Company, and any current or future, parent company, successor, or affiliated entity.

b. Unavailability: In order to ensure the Consultant is available to perform Services as required, the Consultant shall advise the Company in advance, as much as is reasonably practicable, when he will be unavailable for any reason (e.g. personal absence, vacation, etc.).

c. Services Provider: Unless the Company agrees otherwise, Services will be performed only by the Consultant.

d. Reporting: The Consultant shall periodically report to the President and Chief Executive Officer regarding the Services already provided and yet to be provided.

e. Tools and Instrumentalities: Consultant will supply all tools and instrumentalities required to perform the Services; provided, however, to the extent necessary to facilitate performance of the Services and for no other purpose, the Company may, in its discretion, make its equipment or facilities available to the Consultant at Consultant’s request.

f. Methods of Performing Services: Consultant will determine the method, details and means of performing the Services. Company shall have no right to, and shall not, control the manner or determine the method of accomplishing the Services. Consultant agrees the Services shall be performed in a professional manner, including use of its reasonable skill and knowledge consistent with generally accepted industry standards to complete the Services.

g. Responsibilities: In addition to providing the Services described in Subsection 4(a), the Consultant also agrees to:

i.	comply with any of the Company’s rules and policies applicable to the provision of the Services;

ii.

co-operate with the Company’s staff and accept the direction of the President and Chief Executive Officer or their designee, and comply with all reasonable and lawful instructions within the scope of this engagement; and,

iii.	refrain from acting in any manner that is detrimental to the relations between the Company and purchasers, trades, suppliers, business partners, or employees.

h. Participation in a Government Health Care Program: Consultant certifies that Consultant has not been convicted of a criminal offense related to health care or been listed as debarred, excluded or otherwise ineligible for participation in a federal, provincial, or state government health care program. Consultant agrees to immediately notify the Company should he become aware that he has been excluded or is otherwise ineligible for participation in a federal, provincial, or state government health care program.

i. Conflicting Obligations: Consultant certifies that he has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement without the prior written approval of the President and Chief Executive Officer,  such approval not to be unreasonably delayed or denied.

j. The Parties specifically acknowledge and agree that the Consultant’s continued service on the Board of Directors of Prescryptive Health, Inc. does not conflict with the Consultant’s obligations under this Consulting Agreement.

5.

EXPENSES

a. Expenses: The Company will reimburse the Consultant for travel and other legitimate and authorized expenses incurred by the Consultant in the course of providing the Services (including but not limited to air travel to be booked in business class), subject to the Company’s policies for expense reimbursement as are in place from time to time. Consultant must obtain pre-approval from the Chief Financial Officer for all travel and other legitimate expenses prior to being incurred. Consultant shall provide an original receipt for any such expenses. Consultant shall be responsible for all costs and expenses incident to the performance of Services for the Company that are not pre-approved.

6.

CONFIDENTIALITY & RESTRICTIVE COVENANTS

a.	Access to Confidential Information:
i.

The Consultant acknowledges that, in the course of this Consulting Agreement, the Consultant will have access to, and be entrusted with, non-public and proprietary information concerning the Company and its affiliates, subsidiaries and/or parent companies including, without limitation, business plans, business strategies and methods, costs, prices, sales margins, and compensation paid to employees (collectively, the “Confidential Information”). Without limiting the generality of the foregoing, Confidential Information, includes information of the Company’s pertaining to:

a)

research and development plans or projects, data and reports; computer materials such as programs, instructions, source and object code, and printouts; formulas, inventions, developments and discoveries; product information, including testing information; business improvements and processes; marketing and selling plans; business opportunities, plans (whether pursued or not) and budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of employees; the identities of clients and potential clients, customers and potential customers (collectively, “Customers”); the identities of contact persons at Customers; the preferences and needs of Customers; customer contact persons; information regarding sales calls, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how, and other marketing techniques; the identities of key accounts, potential key accounts; the identities of suppliers and contractors, and all information about those supplier and contractor relationships such as contact person(s), pricing and other terms;

b)

any information relating to the relationship of the Company with any personnel, suppliers, principals, investors, contacts or prospects of the Company and any information relating to the requirements, specifications, proposals, orders, contracts or transactions of or with any such persons;

c)	financial information, including the Company’s costs, financing or debt arrangements, income, profits, salaries or wages; and

d)	personal information related to third parties including, but not limited to, personal health information.

b. Protection of Confidential Information: The Consultant acknowledges and agrees that the Confidential Information is a valuable and unique asset of the Company’s and that the Confidential Information is and will remain the exclusive property of the Company. The Parties hereby agree that, as between them, any item of Confidential Information is of critical importance and materially affects the successful conduct of the Business of the Company (and any successor or assignee of the Company). The Consultant accordingly agrees that the Consultant shall never, either during the Term of this Consulting Agreement or at any time after its termination, however occasioned, make use of Confidential Information, other than in the course of providing the Services, or disclose any Confidential Information to any third party, except with the prior, written authorization of the Company’s President and Chief Executive Officer. The Consultant further agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information.

c. Non-Solicitation of Customers/Clients: During the Term and for a period of twelve (12) months thereafter, Consultant shall not, without the Company’s prior written authorization, solicit any person, partnership, co-operative, government, or corporation whom Consultant serviced or had contact with as a customer or client of the Company during the Term of this Agreement to encourage such customer to purchase any products or services of the kind provided by the Company, or any substitute for those products or services, from anyone other than the Company.

d. Non-Solicitation of Personnel: During the Term and for a period of twelve (12) months thereafter, Consultant shall not, without the Company’s prior written authorization, solicit or attempt to solicit any of the Company’s employees or consultants, or otherwise encourage them to end their relationship with the Company.

e. Non-Competition During Consultancy: During the Term, Consultant shall not provide services to, or be engaged in any capacity with any other person, partnership, co- operative, government or corporation that competes with the Company and/or is in the business of designing, developing and marketing products for the acquisition, management, and electronic storage of digital images for diagnostic medical applications for work within Canada and the United States. Consultant is permitted to provide services to other entities provided that such relationship does not breach the terms of this Section or of this Agreement, or with permission from the Company.

f. Non-Competition After Consultancy: For a period of twelve months (12) months from the end of the Term, Consultant shall not provide services to or be engaged in any capacity with any other person, partnership, co-operative, government or corporation which competes with the Company and/or is in the business of designing, developing and marketing products for the acquisition, management, and electronic storage of digital images for diagnostic medical applications within Canada and the United States.

g. Consideration for Non-Solicitation and Non-Competition: As consideration for the obligations outlined under Subsection 6(c), (d), (e) and (f), the Consultant has been selected for this consulting agreement and in further consideration for the obligations outlined under Subsection 6(c), (d), (e) and (f), the Consultant will be eligible to receive Termination Pay in accordance with section 8(f) or 8(i). The Consultant acknowledges and agrees that this constitutes valuable and sufficient consideration for the Consultant’s obligations under Subsection 6(c), (d),

(e) and (f).

h. Irreparable Harm: The Consultant acknowledges and agrees that a breach of any of the covenants contained in this Section would cause irreparable harm to the Company, and that, in addition to any other appropriate legal remedies, the Company should be granted an injunction and any other available remedies to prevent any such breach by the Consultant.

7.

OWNERSHIP OF WORK PRODUCT

a. Assignment of Rights: The Consultant agrees that all work product produced for and on behalf of the Company has been paid for and will become the property of the Company. The Consultant hereby assigns and transfers to the Company all of the Consultant’s rights, title and interest in any documents, products, services or technology created, made, developed, discovered or conceived solely by the Consultant or jointly with others that were developed in the course of providing the Services.

b. Return of Business Records, Software and Equipment: Upon any termination of this Consulting Agreement, the Consultant shall immediately return:
i.

all data, documents, records, procedures, books, notebooks, and any other documentation then in the Consultant’s possession or control relating to the Company or an affiliate, subsidiary or parent of the Company, irrespective of whether such documentation was prepared or compiled by the Consultant;

ii.	all copies, whether in printed, electronic or other form, of any software and related materials belonging to the Company or an affiliate, subsidiary or parent of the Company; and

iii.	all equipment or tangible personal property entrusted to the Consultant by the Company or an affiliate, subsidiary or parent of the Company.

8.

TERMINATION

a. Termination on Consent: Subject to Subsections 8(f) and 8(i), the Parties may agree to terminate this Consulting Agreement at any time by mutual consent. The Consultant’s right to renumeration (other than the pro-rata Termination Pay) shall cease on the mutually agreed termination date.

b. Termination By Company For Cause: This Consulting Agreement may be terminated by the Company for just cause (including but not limited to a breach of the terms of this Agreement) upon written notice to the Consultant. The Consultant’s right to remuneration shall cease on the day that such written notice is effective.

c. Termination By Company Without Cause: Subject to Subsections 8(f) and 8(i), this Consulting Agreement may be terminated by the Company without cause upon written notice to the Consultant. The Consultant’s right to remuneration (other than the pro-rata Termination Pay) shall cease on the day that such written notice is effective.

d. Termination by Consultant: This Consulting Agreement may be terminated by the Consultant on the delivery of 30-days’ written notice. The Consultant’s right to renumeration shall cease the day that such written notice is effective.

e. Termination Upon Completion: Subject to Subsection 8(f), this Consulting Agreement shall automatically terminate at the end of the Term without further notice or action. The

Consultant’s right to renumeration shall cease on the end date of the Term.

f. Termination of Agreement  - Pay at Term Completion: Upon the termination of this Consulting Agreement in accordance with Subsection 8(e), the Company will provide Consultant with $125,000.00 CAD (“Termination Pay”). The Termination Pay represents an amount which you were not ordinarily entitled in accordance with your Employment Agreement signed on December 22, 2020, the Termination of Employment agreement presented to you on April 9, 2022, or any other agreement or Company benefit or compensation plan. The Termination Pay will be provided in exchange for the Consultant’s execution of a Full and Final Release of All Claims in the form attached.

g. Saving: If any longer notice period, greater amount of payment and/or other entitlement is required by any applicable statute (including but not limited to the Employment Standards Act) in order to terminate this Consulting Agreement, such minimum statutory entitlements shall replace and supersede the notice requirements in this Section and the obligation to provide Termination Pay in Subsection 8(f), but nothing further shall be required to be provided by the Company to terminate the Agreement.

h. Provisions Surviving Termination: It is expressly agreed that notwithstanding any termination of this Consulting Agreement by either Party, for any reason in any circumstance whatsoever, such termination shall be without prejudice to the rights of the Company in relation to the provisions of Sections 6 (confidentiality & restrictive covenants), 7 (ownership of work product) and 9 (indemnification), which shall remain and continue in full force and effect unless and until the Company, in its absolute discretion, resolves otherwise and so notifies the Consultant in writing.

i. Pro-Rata Payment Upon Termination Before Term Completion: In the event that this Agreement is terminated for any reason under sections 8(a) or 8(c) before the conclusion of the Term and during a given quarter, subject to executing a Full and Final Release of All Claims in the form attached, the Consultant shall be entitled to receive:

i.the pro-rata amount of compensation calculated in accordance with Subsection 3(a) of this Agreement, reflecting the portion of time the Consultant provided services during the final, incomplete quarter; and

ii.the pro-rata amount of Termination Pay reflecting the portion of the Term during which the Consultant provided services, calculated by dividing the amount in Subsection 8(f) by the number of weeks on which the Consultant provided services during the Term.

9.

INDEMNIFICATION

a. Indemnity: The Consultant agrees to indemnify and save the Company and its directors harmless from and against:

i.

any and all amounts, costs, damages, claims, losses or other liability that the Company may become liable for or arising from or in respect of the failure of the Consultant to remit payment for Employment Insurance, Canada Pension, Provincial and Federal income taxes, HST, Employer Health Tax, Workers’ Compensation, or any other amounts required to be remitted by the Consultant for its business in connection with the Consultant providing the Services hereunder.

ii.

any action by a third party that is based on any negligent act or omission or willful conduct of Consultant or agents of Consultant, which results in: (i) any bodily injury, sickness, disease or death; (ii) any injury or destruction to tangible or intangible property (including computer programs and data) of the Company or any loss of use resulting therefrom; or (iii) any violation of any statute, ordinance, or regulation.

10.

NOTICE

a. Notice: Any notice, consent, direction or other instruction required or permitted to be given under the provisions of this Consulting Agreement must be in writing and delivered or sent by e- mail:

i.	if to the Consultant at

Attn:Roderick O’Reilly

[___] with a copy to [___]

ii.	if to the Company, at

Attn:Loretta Cecil

General Counsel

Change Healthcare Technologies

LLC [___]

or such other address as may be designated by notice by either Party to the other.

11.

GENERAL

a. Applicable Law: This Consulting Agreement shall be governed by the laws of Canada and the Province of British Columbia.

b. Severability: If any provision of this Consulting Agreement is determined to be void or unenforceable in whole or in part it will not be deemed to affect or impair the validity of any other provision.

c. Entire Agreement: This Consulting Agreement, and any documents specifically referred to herein, constitute the entire agreement between the Consultant and the Company regarding the matters described herein and therein. Any and all previous agreements or representations, written or oral, express or implied, relating to such matters are terminated, cancelled or withdrawn.

d. Assignment: This Consulting Agreement may not be assigned by the Consultant without the prior written consent of the Company. Any attempted assignment or delegation of this Agreement by Contractor without express written consent of the Company will be void. However, the Company may assign any or all of its rights under this Consulting Agreement to any affiliated or successor company or any subsequent owner of the Company's business, who will have the right to enforce this Consulting Agreement to the same extent as the Company.

e. Amendment: Any modification to this Consulting Agreement must be in writing and signed by a duly authorized Officer of the Company or it will have no effect and be void.

f. Interpretation: It is agreed that any ambiguities contained in this Consulting Agreement and any amendments thereto should not be presumptively construed against either party, and that no rule of contra proferentem or similar principle should be applied to the interpretation of this Agreement.

g. Counterparts: This Consulting Agreement may be executed and delivered by the Parties in one or more counterparts, each of which when so executed and delivered will be an original, and those counterparts will together constitute one and the same instrument.

h.	Time: Time is of the essence hereof.

i. Legal Advice: The Consultant acknowledges having been given the opportunity to obtain independent legal advice and that such advice has either been obtained or waived, and that the Consultant will not rely upon the failure to get independent legal advice as a defence to this Consulting Agreement.

IN WITNESS WHEREOF the Parties have executed this Consulting Agreement with effect from the date first written above.

   /s/ Roderick O’Reilly       April 10, 2022

Roderick O’ReillyDate

Consultant

   /s/ Neil de Crescenzo       April 10, 2022

Neil de CrescenzoDate

President and Chief Executive Officer

Change Healthcare Technologies

LLC

Enclosure: Form Full and Final Release of All Claims

FULL AND FINAL RELEASE OF ALL CLAIMS

1.	RELEASE

IN RETURN for the Termination Pay described in my Consulting Agreement with CHANGE HEALTHCARE CANADA COMPANY dated April __, 2022 (the “Consulting Agreement”), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, RODERICK O’REILLY, do for myself and my heirs, executors, administrators and assigns (hereinafter collectively referred to as “I”), hereby forever release, remise and discharge CHANGE HEALTHCARE CANADA COMPANY and its past, present and future parents, predecessors, subsidiaries and affiliates, and all of their principals, partners, officers, directors, employees, agents, counsel, insurers, successors and assigns (hereinafter collectively referred to as the “Company”) from any and all actions, causes of action, claims, debts, expenses, damages, or demands that I have ever had, now have, or could ever have, whether known or unknown, whether at common law or under any legislation, that in any way relate to my engagement with the Company and the termination of that engagement, including but not limited to any injuries, losses, consulting fees, salary, wages, notice, pay in lieu of notice, reasonable notice, pay in lieu of reasonable notice, termination pay, severance pay, overtime pay, vacation pay, or any other compensation or amounts in relation to my engagement with the Company or the termination of such engagement.

2.	NO ADMISSION OF LIABILITY/WRONGDOING

I acknowledge that the Termination Pay does not constitute any admission of  liability or wrongdoing by or on behalf of the Company.

3.	INDEPENDENT CONTRACTOR AGREEMENTS

I acknowledge and agree that the Company has fully complied with and satisfied all obligations to me under any of independent contractor agreements, past or current.

4.	NOT AN “EMPLOYEE”

I acknowledge and agree that I was not an “employee” of the Company, including but not limited   to for the purposes of the Employment Standards Act,  except as regards my Equity Awards under the Stock Plans as described in Section 3(c) of this Consulting Agreement and shall not assert that I was an “employee” in any court or tribunal of law in relation to any of the matters described in this Full and Final Release of All Claims. In any event, I admit and agree that the Termination Pay will exceed what I would have been entitled to receive if I had been an “employee” under the Employment Standards Act.

5.	HUMAN RIGHTS

I agree that I have had an opportunity to discuss or otherwise canvass with legal counsel any and all human rights complaints, concerns, or issues, arising out of or in respect to my engagement by and/or the termination of it. I agree that my acceptance of the Termination Pay constitutes a full and final settlement of any existing, planned, or possible complaint(s) against the Company under the Human Rights Code up to and including the date on which I signed this Full and Final

Release of All Claims. Accordingly, I have no complaints against the Company under the Human Rights Code and undertake to file no such complaints.

6.	INDEMNITY FOR TAXES, ETC.

I agree that I will indemnify the Company for any payments or penalties that the Company is required or ordered to pay as a result of the Company failing to withhold sufficient taxes or payroll deductions on my behalf, or in relation to any failure by me to remit GST/HST.

7.	NO PROCEEDINGS OR CLAIMS

I agree not to make any claims or commence any legal proceedings against the Company, or any other individual or corporation that might claim contribution or indemnification from the Company regarding the matters addressed in this Full and Final Release of All Claims. I also agree to refrain from encouraging any other individuals, especially any current or former employees, agents, or independent contractors of the Company, to make any claims or commence any legal proceedings against the Company. I agree and understand that this Full and Final Release of All Claims may be pleaded or relied upon by the Company, as a full and complete defense and may be used as a basis for an injunction against any claim or proceeding or other act or omission that may be made, commenced or continued in breach of the terms of this Full and Final Release of All Claims.

8.	NON-DISCLOSURE

I agree that I will not divulge or disclose, directly or indirectly, the Termination Pay, or the contents of this Full and Final Release of All Claims to any person, including but not limited to current or former employees, agents, and independent contractors of the Company, but I may make such disclosure to my spouse and legal and financial advisors on the condition that they maintain confidentiality. If disclosure of such information is ever required by law, I will advise the Company promptly, in writing, of such compelled disclosure.

9.	NO DISPARAGING OR DEFAMATORY REMARKS

I agree to refrain from making any oral or written remarks about the Company that are untrue, defamatory, disparaging, or otherwise derogatory, or acting in any manner that is likely to damage its reputation, in the eyes of the Company’s employees, agents, independent contractors, and customers (unless that is required by law, in which case I will advise the Company promptly, in writing, of being compelled to do so).

10.	COOPERATION

I agree and understand that I shall now and in the future, fully and completely cooperate with the Company by providing whatever information is requested by the Company concerning my work projects and responsibilities while employed by it. I shall provide accurate written statements, affidavits, answers to written questions, deposition testimony, or testimony at trial or hearing, or any such other appearances and information as may be requested by the Company, in support of any claims or defenses in any court, tribunal or agency case now pending or anticipated. I understand that I will be reimbursed for reasonable expenses associated with such activity as approved by the Company

11.	BREACH

I agree that if I breach any of my obligations to the Company under  this Full and Final Release of All Claims, especially those set out in sections 7, 8 and 9 above, that I will be required to repay the Termination Pay as liquidated (pre-determined) damages and will be responsible for any additional damages incurred by the Company.

12.	GOVERNING LAW

I agree and understand that this Full and Final Release of All Claims shall be governed by the laws of British Columbia, Canada and the courts of British Columbia, Canada shall have exclusive jurisdiction to determine any disputes concerning this Full and Final Release of All Claims.

13.	UNDERSTANDING

I hereby declare that I have had an opportunity to obtain independent legal advice regarding the matters addressed in this Full and Final Release of All Claims and fully understand my obligations under it. I agree and acknowledge that if the facts in respect to which this Full and Final Release of All Claims is made prove to be other than or different than the facts known to me, or believed by me to be true, I expressly accept and assume the risk of the facts being different and agree that all the terms of this Full and Final Release of All Claims are not subject to termination, recession or variation by any discovery of any difference in facts. I hereby voluntarily accept the terms and conditions set out in this Full and Final Release of All Claims in order to fully and finally resolve, compromise, adjust and settle all claims or potential claims, as described above, that I have or might have against the Company.

DATED at____________________, British Columbia, this ___ day of____________,______.

___________________________________________________

Witness (signature)RODERICK O’REILLY

_____________________________

Witness name (please print)

_____________________________

Address

_____________________________

Occupation